UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 17, 2020

The J. M. Smucker Company
(Exact Name of Registrant as Specified in Charter)

Ohio	001-05111	34-0538550
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Strawberry Lane
Orrville,	Ohio	44667-0280
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (330) 682-3000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Shares, no par value	SJM	New York Stock Exchange
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 17, 2020, the Executive Compensation Committee of the Board of Directors of The J. M. Smucker Company (the “Company”) adopted and approved The J. M. Smucker Company Executive Severance Plan (the “Severance Plan”), effective January 17, 2020, for elected officers of the Company.

The Severance Plan provides for the payment of severance and other benefits to eligible employees in the event of a termination of employment with the Company without cause (as defined in the Severance Plan) or for certain other specified reasons (each, a “Qualifying Termination”). In the event of a Qualifying Termination and subject to the employee’s execution of a general release of liability against the Company, the Severance Plan provides the following payments and benefits to elected officers:

•	severance in an amount equal to fifty-two (52) times the elected officer’s weekly base salary in effect immediately prior to the date of the Qualifying Termination;

•
provided that the elected officer worked at least six months in the fiscal year of the Qualifying Termination, a prorated annual bonus as calculated pursuant to the terms of Section 4.01(b) of the Severance Plan;

•
an additional lump sum payment equivalent to approximately twelve (12) months’ premiums on the elected officer’s Company-sponsored medical coverage in effect on the date of the Qualifying Termination; and

•	Company-paid outplacement assistance, and not any cash equivalent, provided by the Company’s third-party provider, identified in its sole discretion, for a period of up to six months.

Any non-vested awards under the Company’s long-term incentive plans will be treated as provided under the plans and applicable award agreements; however, any restricted stock or restricted stock unit awards that were granted prior to May 1, 2019 and are at least two-years old as of the date of the Qualifying Termination will become fully vested.

The above description is a summary of the terms of the Severance Plan and is subject to and qualified in its entirety by the terms of the Severance Plan, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.
Item 5.03     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On and effective as of January 17, 2020, the Board of Directors of the Company amended and restated the Company’s Amended Regulations (the “Amended Regulations”) to add a proxy access provision. The Amended Regulations provide that a shareholder, or a group of up to 20 shareholders, owning at least three percent of the Company’s outstanding common shares continuously for at least three years, may nominate and include in the Company’s annual meeting proxy materials director nominees constituting up to the greater of (a) two directors or (b) twenty percent of the Board of Directors, subject to certain limitations and provided that the shareholders and nominees satisfy the requirements specified in the Amended Regulations.

The above description is a summary of the terms of the Amended Regulations and is subject to and qualified in its entirety by the terms of the Amended Regulations, a copy of which is attached to this Current Report on Form 8-K as Exhibit 3.1 and incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Exhibit Description
3.1	Amended Regulations of The J. M. Smucker Company (as Amended January 17, 2020).
10.1	The J. M. Smucker Company Executive Severance Plan.
101.INS	XBRL Instance Document - The instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document
101.SCH	XBRL Taxonomy Extension Schema Document
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document
101.LAB	XBRL Taxonomy Extension Label Linkbase Document
104	The cover page of this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE J. M. SMUCKER COMPANY

By:	/s/ Jeannette L. Knudsen
Name: Jeannette L. Knudsen
Title: Chief Legal and Compliance Officer and Secretary
Date:  January 22, 2020

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